EXHIBIT 10.2

January 7, 2015

Jonathan M. Ruga
Sentry Financial Capital Corporation
201 South Main, Suite 1400
Salt Lake City, Utah 84111

Re:     Stock and Unit Purchase Agreement dated as of May 22, 2013 and executed by and among Orion Energy Systems, Inc., as buyer, and Harris Manufacturing, Inc., Harris LED, LLC and the shareholders and members thereof, as seller (“Purchase Agreement”). All capitalized terms used herein, not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

Dear Mr. Ruga:

This third letter amending the Purchase Agreement memorializes the understanding reached between the Buyer, Companies, and Shareholders with respect to payment of the $800,000 cash (“Payment”) in full satisfaction of Buyer’s obligation to deliver Common Stock to Shareholders for the 2014 Performance Shares deemed to be earned in the Second Letter Amendment to the Purchase Agreement. Buyer, Companies, and Shareholders hereby agree as follows:

1.	The date Buyer will make the Payment is extended from January 1, 2015 to February 13, 2015.

2.	Buyer will pay interest on the Payment at the rate of one percent (1%) per month, compounded monthly, from and including January 1, 2015 to and excluding February 13, 2015.

3.	Buyer will pay an extension fee of 2% of the Payment (or $16,000.00) which will be paid within twenty-four (24) hours of Buyer executing this third letter agreement.

4.
In the event Buyer does not pay the Payment on or before February 13, 2015, a late payment fee of five percent (5%) of the unpaid amounts will become due and payable and will be added to the Payment amount and all unpaid amounts will bear interest at the rate of two percent (2%) per month which will accrue both pre and post judgment until unpaid amounts are paid in full. The parties specifically agree and acknowledge that the contractual interest rate herein will not merge with any judgment.

5.	The terms and conditions of the Purchase Agreement as specifically modified herein remain in full force and effect and are reaffirmed by the parties.

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If you are in agreement with this understanding, please execute this third letter agreement where provided below and deliver the undersigned at your earliest convenience.

Sincerely,

ORION ENERGY SYSTEMS, INC.

By:	/s/ Scott R. Jensen
Name:	Scott R. Jensen
Title:	Chief Financial Officer and Treasurer

AGREED AND ACCEPTED:

SENTRY FINANCIAL CAPITAL CORP.,
acting on behalf of itself, in its capacity as Shareholders’
Agent, and as attorney in fact for the Shareholders pursuant to the power of attorney set forth in Section 13(a) of the
Purchase Agreement.

By:	/s/ R. Kirk Heaton
Name:	R. Kirk Heaton
Title:	Executive Vice President

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